INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-82177 of eVision USA.Com, Inc. on Form S-8 of our report dated December 21, 1999, appearing in this Annual Report on Form 10-K of eVision USA.Com, Inc. for the year ended September 30, 1999.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Denver, Colorado




December 21, 1999